CONFIDENTIAL

Exhibit 10.1

Consulting Agreement

This Consulting Agreement (this “Agreement”) is effective as of April 1, 2019 (the “Effective Date”) between Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”), and Lewis T. Williams, an individual (“Consultant”).  FivePrime and Consultant may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

In consideration of the covenants contained in this Agreement, the Parties agree as follows:

1.Services.  Consultant will provide consulting services to FivePrime as agreed to from time to time by the Parties, including serving as the Chairman of FivePrime’s Scientific Advisor Board (“Services”).  For clarity, Consultant’s service as a member of the Board of Directors of FivePrime shall not be deemed Services under this Agreement.  Consultant will perform all Services in compliance with the terms and conditions of this Agreement.  Unless otherwise expressly agreed upon by the Parties in writing, Consultant will be free of control and direction from FivePrime other than general oversight and control over the results of the Services, and Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time.  While performing Services, including while on FivePrime’s premises, Consultant agrees to comply with any rules, policies and procedures applicable to FivePrime’s facilities or property, including those related to safety, security, technology and confidentiality.

2.Fees; Expenses; Invoices.

2.1Fees; Expenses.  In consideration of the performance by Consultant of the Services, FivePrime will pay Consultant at the end of each calendar month during the term a monthly retainer of Ten Thousand Dollars ($10,000) (each, a “Monthly Retainer”).  To the extent Consultant provides more than 20 hours of Services in a calendar month (“Non-retainer Services”), FivePrime will, in consideration of Consultant’s provision of such Non-retainer Services, pay Consultant at the rate of Five Hundred Dollars ($500) per hour for such Non-retainer Services performed (such consideration, “Non-retainer Fees”), subject to the other terms and conditions of this Agreement. FivePrime will reimburse Consultant for all reasonable and necessary out-of-pocket expenses actually incurred in connection with Consultant’s required travel in the performance of Services (“Expenses”).  Consultant shall provide FivePrime with a written expense report, complete with receipts or other reasonable documentation, including any relevant travel itinerary, for all such Expenses requested for reimbursement.  Consultant shall provide all such expense reports within 30 days of incurring the applicable Expense.  FivePrime will have no liability for any other fees of or expenses or costs incurred by Consultant.

2.2Invoices.  Consultant will submit invoices to FivePrime for any Non-retainer Fees or Expenses due on a monthly basis. Each invoice will reasonably itemize the Services performed during such month.  Consultant shall send all invoices to the attention of Accounts Payable by electronic mail to accountspayable@fiveprime.com and to Francis Sarena, FivePrime’s Chief Strategy Officer and Secretary, by electronic mail to francis.sarena@fiveprime.com.

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2.3Payment.  FivePrime shall pay Consultant the amounts properly due and payable under each invoice within 30 days after receipt. FivePrime may, in good faith, dispute any amount invoiced under this Agreement that reasonably appears to be inaccurate or inappropriate by withholding payment of the disputed amount of such invoice. The Parties shall negotiate in good faith to resolve any such dispute.  Once the disputed portion of such invoice is resolved, FivePrime agrees to pay any amount no longer in dispute within 30 days after such resolution.

2.4Reimbursement of COBRA Expenses.

(a)Health Insurance. During Consultant’s employment with FivePrime, FivePrime provided health care benefits to Consultant as an employee.  Consultant’s right to participate as an employee in FivePrime’s health care benefits ceased as of the last day of Consultant’s employment with FivePrime on March 15, 2019.  To the extent provided by the federal Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or, if applicable, state insurance laws, and by FivePrime’s current group health insurance policies while they remain in existence, Consultant will be eligible to continue Consultant’s group health insurance benefits subject to this Section 2.4. Later, Consultant may be able to convert to an individual policy through the provider of FivePrime’s health insurance if Consultant wishes.

(b)Payment of COBRA Premiums. If Consultant timely elects continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), FivePrime will pay Consultant’s COBRA premiums to continue Consultant’s coverage, including coverage for eligible dependents, if applicable (“COBRA Premiums”), through the period (the “COBRA Premium Period”) starting on April 1, 2019 and ending on the earliest to occur of: (i) September 30, 2020; (ii) the date Consultant become eligible for group health insurance coverage through a new employer; (iii) the date this Agreement is terminated pursuant to Section 8.1; or (iv) the date Consultant, or as to a covered dependent, the dependent, shall cease to be eligible for COBRA continuation coverage for any reason, including plan termination. Consultant must promptly notify FivePrime in the event Consultant become covered under another employer's group health plan or Consultant or any of Consultant’s covered dependents otherwise cease to be eligible for COBRA during the COBRA Premium Period.

(c)Special Cash Payments in Lieu of COBRA Premiums. The foregoing notwithstanding, if FivePrime determines, in its sole discretion, that it cannot pay the COBRA Premiums without a substantial risk of violating applicable law (including Section 2716 of the Public Health Service Act), FivePrime instead shall pay to Consultant, each calendar month during the COBRA Premium Period, a fully taxable cash payment equal to the applicable COBRA Premiums for that month (including premiums for Consultant and Consultant’s eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings, for the remainder of the COBRA Premium Period.

2.5Taxes.  Consultant shall be liable for and shall pay all taxes, duties and levies imposed with respect to Consultant’s performance of Services and receipt of consideration hereunder, except for applicable sales and use taxes that by law Consultant must add to the cost of Services and which are separately stated on Consultant’s invoice. FivePrime will not make any deductions from any Monthly Retainer or Non-retainer Fees for federal, state or local taxes, except as required by applicable law or regulation.

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3.Representations and Warranties. Consultant represents and warrants to FivePrime that:

3.1(a) Consultant has the full and unrestricted right to allow him to provide FivePrime with the assignments and licenses provided for herein, and has enforceable written agreements with all persons necessary to give him the rights to do the foregoing and otherwise fully perform this Agreement; (b) all Deliverables and Innovations will be the original work product of Consultant; and (c) neither the Deliverables, Innovations, IP Rights nor any element of any of the foregoing will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law;

3.2(a) Consultant is not a party to any agreement, contract, arrangement or understanding that prohibits Consultant from entering into this Agreement or performing the Services; (b) the execution, delivery and performance by Consultant of this Agreement will not constitute a breach or default under any agreement, contract, arrangement or understanding to which Consultant is a party or which is binding upon Consultant; and (c) Consultant’s performance of all the terms of this Agreement does not and will not breach any agreement to keep information in confidence or in trust that Consultant has entered into or by which Consultant is bound; and

3.3Consultant is not under investigation by the Food and Drug Administration or any other government agency or body for debarment and is not presently or has not in the last five years been debarred pursuant to 21 U.S.C. §335a.  Consultant will promptly notify FivePrime in writing upon any inquiry or notice concerning or the commencement of any debarment investigation or proceeding under 21 U.S.C. §335a regarding Consultant.

4.Covenants.

4.1Consultant will perform the Services in a professional manner, in accordance with applicable industry standards, with a high standard of care, skill and diligence and in accordance with all applicable laws, orders, and regulations.

4.2Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions.

4.3Consultant will not, during the term of this Agreement and for a period of one year thereafter, either directly or indirectly, on Consultant’s own behalf or in the service of, or on behalf of others, divert, solicit or hire away or attempt to divert, solicit or hire away any person employed by FivePrime.

4.4Consultant will promptly notify FivePrime if Consultant has notice of or is aware of a conflict or potential conflict between the performance of Services for FivePrime and Consultant’s obligations to any third party.

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4.5Consultant agrees not to bring to FivePrime or to use in the performance of Services for FivePrime any resources, materials, documents or information obtained by Consultant from a third party with respect to which Consultant has a continuing obligation to maintain the confidentiality of or not disclose or use such resources, materials, documents or information to perform Services.  Consultant will not, in the course of the performance of Services, use the facilities, space, equipment, materials, confidential information or other resources of any employer of Consultant or any other third party that has engaged Consultant for the performance of services.

5.Independent Contractor.  In performing the Services under this Agreement, Consultant will operate as and have the status of an independent contractor and will not act as an employee of FivePrime.  Consultant is not authorized to make any representation, contract or commitment on behalf of FivePrime.  Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between FivePrime and Consultant.  Consultant shall not be eligible as a consultant to FivePrime to participate in any employee benefit or group insurance plans or programs maintained by FivePrime for its employees or receive any other benefit FivePrime provides to its employees. Because Consultant is an independent contractor, FivePrime will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of compensation under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by FivePrime for the payment of any social security, federal, state or any other employee payroll taxes. FivePrime will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

6.Confidentiality.

6.1Confidential Information.  Consultant acknowledges that in connection with entering into and performing this Agreement or performing Services, FivePrime has disclosed or may disclose (whether directly or indirectly) information to Consultant (including information of third parties that FivePrime may disclose to Consultant) (“Confidential Information”).  Any failure by FivePrime to designate information as confidential or proprietary shall not be deemed to waive any rights of FivePrime or obligations of Consultant under this Agreement.

6.2Consultant Obligations.  Consultant will: (a) hold all Confidential Information in confidence; (b) protect all Confidential Information from disclosure; (c) use Confidential Information solely for the purpose of performing obligations under this Agreement; and (d) not use or distribute, disclose or otherwise disseminate any Confidential Information, except as expressly permitted by this Agreement.  Consultant may reproduce Confidential Information solely for the purpose of performing Services.  Any reproduction by Consultant of any Confidential Information shall remain the property of FivePrime, continue to be Confidential Information and subject to the terms and conditions of this Agreement and contain any and all confidential or proprietary notices or legends that appear on the original.  Consultant shall not reverse engineer, chemically analyze, disassemble, modify, decompile or create derivative works based on any Confidential Information.

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6.3Excluded Information.  Confidential Information does not include any information that: (a) was generally available to the public at the time it was disclosed to Consultant; (b) became generally available to the public subsequent to disclosure to Consultant, other than by Consultant’s breach of this Agreement; (c) was in Consultant’s possession, as evidenced by its written records, free of any obligation of confidence at the time it was disclosed to Consultant; (d) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was disclosed to Consultant; or (e) was developed by Consultant independently of and without reference to any information FivePrime communicated to Consultant.

6.4Permitted Disclosures.  Consultant may disclose Confidential Information only as required by a valid order of a court or other governmental body with jurisdiction over Consultant, provided that Consultant provides FivePrime with reasonable prior written notice of such disclosure (to the extent legally permissible and reasonably practicable) and makes a reasonable effort to obtain, or to assist FivePrime in obtaining, confidential treatment of the Confidential Information so disclosed to preclude disclosure to the public and limit the disclosure to what is legally required; provided, however, that Consultant may disclose Confidential Information to the extent necessary to report possible securities law violations to the Securities and Exchange Commission or other governmental agencies without providing notice to FivePrime of such disclosure.

Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  If Consultant files a lawsuit for retaliation by FivePrime for reporting a suspected violation of law, Consultant may disclose such trade secret to his attorney and use the trade secret information in the court proceeding, if Consultant: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

6.5Return or Destruction of Confidential Information.  Upon termination or expiration of this Agreement, or upon written request by FivePrime, Consultant shall promptly return to FivePrime or destroy all documents and other tangible materials containing or representing Confidential Information and all copies thereof.

6.6Ownership; No License; Disclaimer of Warranty.  All Confidential Information shall be solely and exclusively owned by FivePrime.  Consultant recognizes and agrees that nothing contained in this Agreement shall be construed as granting any property or other rights, by license or otherwise, to any Confidential Information, or to any invention or any patent, copyright, trademark, or other intellectual property right based on such Confidential Information.  FivePrime disclaims all representations and warranties about the completeness or accuracy of Confidential Information provided to Consultant, which is provided “as-is.”

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7.Inventions.

7.1Ownership.  FivePrime will own and, to the extent permissible under applicable law, Consultant hereby assigns to FivePrime all right, title, and interest in and to all inventions, discoveries, innovations, improvements, trade secrets, works of authorship, products or processes, whether or not patentable, that are discovered, conceived, made, developed, reduced to practice, learned or fixed in a tangible medium of expression by Consultant in the performance of the Services (collectively, “Innovations”), including all copyrights, trademark rights, trade secret rights, inventions, patent rights and design rights, whether registered or unregistered, and including any application for registration for any of the foregoing, and any rights of similar nature or effect existing anywhere in the world (collectively, “IP Rights”).  Consultant shall provide FivePrime with prompt notice of all Innovations.  Consultant agrees that all materials, reports, information, data, findings, results, conclusions, items and recommendations that Consultant delivers to FivePrime or otherwise generates in the performance of Services (“Deliverables”) and Innovations will become the property of FivePrime when discovered, conceived, made, developed, reduced to practice, learned or fixed in a tangible medium of expression, and FivePrime will own all right, title and interest in and to all such Deliverables and Innovations, including all IP Rights, whether or not delivered to FivePrime.

7.2License. If any part of the Services, Deliverables, or rights assigned to FivePrime hereunder cannot be reasonably and fully made, used, reproduced, distributed or otherwise exploited without using or violating technology or intellectual property rights owned by Consultant (or any person involved in performance of the Services) and not assigned hereunder, Consultant hereby grants FivePrime and its successors a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of FivePrime’s exercise or exploitation of the Services, Deliverables, and any assigned rights (including any modifications, improvements, and derivatives of any of them).  If Consultant has any rights, including “artist’s rights” or “moral rights,” in the Deliverables, Innovations or IP Rights that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to FivePrime an exclusive (even as to Consultant), worldwide, fully-paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Deliverables, Innovations and IP Rights, in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Deliverables, Innovations or IP Rights that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind, against FivePrime or any third party. For clarity, the Deliverables, Innovations, and IP Rights constitute Confidential Information of FivePrime.

7.3Assistance.  Upon request by FivePrime, Consultant agrees to do all things necessary, at FivePrime’s expense, to assist FivePrime in obtaining IP Rights in Innovations and Deliverables or otherwise to evidence, perfect, and enforce FivePrime’s rights hereunder, including executing such documents as may be necessary to implement and carry out the provisions of this Section 7.  Consultant hereby irrevocably constitutes and appoints FivePrime and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact to execute and file any applications or other necessary documents and to do all other lawfully permitted acts to further the registration and enforcement of IP Rights related to the Innovations and Deliverables with the same legal force and effect as if Consultant had executed them.

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8.Term; Termination; Survival.

8.1The term of this Agreement shall commence on the Effective Date and shall expire on May 31, 2022, unless earlier terminated pursuant to this Section 8.  Consultant may terminate this Agreement at any time upon 15 days’ written notice to FivePrime. FivePrime may terminate this Agreement upon 30 days’ written notice to Consultant in the event Consultant has materially breached this Agreement and failed to dispute the occurrence of or cure such breach within 15 days after FivePrime gives Consultant notice of such breach.

8.2No expiration or termination of this Agreement will excuse the nonperformance of either Party’s obligations with respect to any unfinished Services (or payment therefor).  All definitions, Sections 3 through 11, and any other provisions of this Agreement that, by their nature or terms, should survive, shall survive expiration of termination of this Agreement for any reason.

9.Indemnification. Consultant agrees to indemnify and hold FivePrime harmless from and against any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in Section 3 or the alleged breach by Consultant of any services agreement with any third party.

10.Dispute Resolution.  Any dispute, claim or cause of action between the Parties arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Section 10 (each, a “Dispute”), shall be determined pursuant to the dispute resolution process in this Section 10. Notwithstanding the foregoing, this Section 10 shall not apply to any claim or cause of action that cannot be subject to arbitration as a matter of law. BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH CONSULTANT AND FIVEPRIME WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTES, CLAIMS OR CAUSES OF ACTION THROUGH A TRIAL BY JURY OR JUDGE OR THROUGH AN ADMINISTRATIVE PROCEEDING. Either Party may initiate an arbitration proceeding pursuant to this Section 10 (an “Arbitration”) by sending the other Party a written notice of such initiation.

10.1The Arbitration shall take place in San Francisco, California, before one arbitrator. The Arbitration shall be administered by JAMS, Inc. (“JAMS”) pursuant to its Streamlined Arbitration Rules and Procedures then in effect.  The arbitrator shall have the sole and exclusive authority to determine whether a dispute, claim or cause of action is subject to arbitration under this Section 10 and to determine any procedural questions which grow out of such disputes, claims or causes of action and bear on their final disposition.

10.2All disputes, claims, or causes of action subject to this Section 10, whether brought by Consultant or FivePrime, must be brought solely in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences in this Section 10.2 are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration.

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10.3The Parties shall maintain the confidential nature of the Arbitration, except as may be necessary to prepare for or conduct the Arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.

10.4Each of Consultant and FivePrime has the right to be represented by legal counsel at any Arbitration, at each Party’s own expense. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute, claim or cause of action; (ii) issue a written arbitration decision that includes the arbitrator’s essential findings and conclusions and a statement of the award; and (iii) be authorized to award any or all remedies that Consultant or FivePrime would be entitled to seek in a court of law. FivePrime shall pay all JAMS arbitration fees in excess of the amount of court fees that would be required from Consultant if the dispute, claim or cause of action were decided in a court of law.

10.5  Nothing in this Section 10 is intended to prevent either Consultant or FivePrime from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any Arbitration. The arbitrator’s decision shall be final, not appealable, and legally binding, and judgment may be entered thereon in a court of competent jurisdiction.

11.Miscellaneous.

11.1Entire Agreement.  This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior understandings or agreements prior to the Effective Date.  The terms and conditions of this Agreement will exclusively govern the performance of any Services and shall supersede all pre-printed terms and conditions contained in any invoice, purchase order, order acknowledgment form, or other business form submitted by Consultant to FivePrime.

11.2Modifications; Waiver.  Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by FivePrime and Consultant.  No express or implied waiver by a Party of any default will be a waiver of a future or subsequent default.  The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

11.3Severability.  If a judicial body of competent jurisdiction holds any provisions of this Agreement invalid or unenforceable, the remaining portions of this Agreement shall remain in full force and effect, and such judicial body shall be empowered to substitute, to the extent enforceable, provisions similar to said provision, or other provisions, so as to provide to the Parties the benefits intended by said provision, to the fullest extent permitted by applicable law.

11.4Assignment.  Consultant may not assign this Agreement or any rights hereunder or delegate or assign any of Consultant’s obligations hereunder. FivePrime may assign or delegate all or any portion of its rights, obligations and licenses herein or any interest therein to any Affiliate or to any entity with which FivePrime may merge or consolidate, or any entity which may purchase FivePrime or a material part of its business or assets.  The term “Affiliate” means any entity that controls, is controlled by, or is under common control with, FivePrime, where “control” refers to ownership of at least 50% of the voting interests of the entity controlled.

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11.5Governing Law.  This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of California, including its statutes of limitations.

11.6Injunctive Relief.  Consultant agrees that any actual or threatened breach of the confidentiality provisions of this Agreement may cause irreparable harm to FivePrime with respect to which monetary damages may not reasonably or adequately compensate FivePrime and that, notwithstanding anything to the contrary in this Agreement, Consultant consents to FivePrime’s right to seek injunctive relief in any court of competent jurisdiction in connection with any such breach or threatened breach without need to post a bond.  The remedies provided in this section are not exclusive and FivePrime may pursue all other remedies, both legal and equitable, alternatively or cumulatively.

11.7Construction; Interpretation.  The titles of the Sections of this Agreement are for convenience only and are not to be considered in construing this Agreement.  In this Agreement, unless otherwise specified: (a) “includes” and “including” shall mean respectively includes and including without limitation; (b) the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “and/or”; (c) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; (d) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and (e) except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

11.8Counterparts.  This Agreement may be executed in counterparts and in any format, including facsimile versions or electronically delivered versions thereof, each of which shall be deemed to be an original and shall fully bind each Party who has executed it, but all such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement with effect as of the Effective Date.

Five Prime Therapeutics, Inc. By: /s/ Aron Knickerbocker Aron Knickerbocker President and Chief Executive Officer	/s/ Lewis T. WIlliams Lewis T. Williams

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